EXHIBIT  23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-16220, Form S-8 No. 33-16084, Form S-8 No. 33-60926, and Form
S-8 No. 333-10813 pertaining to the Incentive Stock Option Plan, the Non-Qualified Stock Option Plan, the 1993 Employee Stock Option Plan and the 1995 Stock Option Plan) of P.A.M. Transportation Services, Inc. of our report dated February 18, 2000, with respect to the consolidated financial statements and schedule of P.A.M. Transportation Services, Inc. included in the Annual
Report  (Form  10-K)  for  the  year  ended  December  31,  2000.


                                                             ARTHUR ANDERSEN LLP
Fayetteville, Arkansas
March 20, 2001